EXHIBIT 5.1

1095 Avenue of the Americas

New York, New York 10036-6797

+1 212 698 3500 Main

+1 212 698 3599 Fax

www.dechert.com

____________________________

December 16, 2016

Aviragen Therapeutics, Inc.
2500 Northwinds Parkway, Suite 100
Alpharetta, Georgia 30009

Re:      Form S-8 Registration Statement

Gentlemen and Ladies:

We have acted as counsel to Aviragen Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) 9,244,081 shares of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”) which may be issued by the Company pursuant to the Aviragen Therapeutics, Inc. 2016 Equity Incentive Plan (the “Plan”) and (ii) 320,000 shares of Common Stock issuable pursuant to nonqualified stock option agreements providing for employee inducement grants between the Company and various employees, which were entered into in connection with the commencement of such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (the “Inducement Grant Agreements”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the shares of Common Stock to be issued and sold pursuant to the Plan or the Inducement Grant Agreements (the “Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

●                  the Registration Statement;

●                  the Plan and the Inducement Grant Agreements; and

●                  the Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.

In rendering the opinion expressed below, we have assumed that prior to the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock. In addition, we have assumed that (i) option grants or stock awards under the Plan and Inducement Grant Agreements pursuant to which the Shares are issuable will have been duly authorized and issued by the Company in accordance with the terms of the Plan, any relevant agreements thereunder and the Inducement Grant Agreements, as applicable, and in accordance with the Charter and applicable Delaware law, (ii) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Plan and the Inducement Grant Agreements will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (iii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor in accordance with the terms of the Plan and any relevant agreements thereunder and the Inducement Grant Agreements, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP